Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE FOURTH QUARTER
AND YEAR ENDED DECEMBER 31, 2007

Tontitown, Arkansas, February 7, 2008......P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) today reported a net loss of $839,909 or diluted and basic loss per share of $0.08 for the quarter ended December 31, 2007, and net income of $2,653,491 or diluted and basic earnings per share of $0.26 for the year ended December 31, 2007.  These results compare to net income of $4,270,819 or diluted and basic earnings per share of $0.41, and $17,963,758 or diluted and basic earnings per share of $1.74, respectively, for the quarter and year ended December 31, 2006.

Operating revenues excluding fuel surcharges were $84,985,721 for the fourth quarter of 2007 compared to $85,329,448 for the fourth quarter of 2006.  Operating revenues excluding fuel surcharges were $351,701,108 for the year ended December 31, 2007 compared to $351,372,974 for the year ended December 31, 2006.

Robert W. Weaver, President of the Company, commented, “The fourth quarter financial results continued to reflect the difficult operating environment we have experienced throughout 2007. The weakness in truck freight demand was most evident in December 2007, which accounted for the majority of our fourth quarter loss, with the low point for the quarter being from Christmas Eve until the end of the year. Although equipment utilization, measured in miles per truck per day, decreased only slightly as compared to the same period a year ago, market economics continued to favor shippers, allowing them to attain a $.05 decrease in our rate per total mile for the fourth quarter 2007 compared to the fourth quarter 2006.

Controlling the escalation of fuel costs through the recovery of fuel surcharges from our customers has also continued to be pressured by current market conditions, resulting in a $.04 increase in the average cost per mile for the quarter ended December 31, 2007 compared to the quarter ended December 31, 2006.

The Company incurred two large non-recurring expense items during the fourth quarter of 2007.  The first of these items was attributable to the closure of the Company’s Parsippany, New Jersey terminal, and consisted of approximately $300,000 in severance payments paid to 34 employees who were permanently laid off.  The Company expects to benefit from elimination of expenses incurred by the terminal beginning in the first quarter of 2008.

The second item stems from an adverse settlement that arose from a 1986 environmental remediation claim in which the Company was assessed and ordered to pay approximately $300,000 in damages.

Our dedicated business continues to represent the largest portion of our revenue at 54.1% of total revenue for the fourth quarter of 2007, down slightly from 55.3% for the third quarter of 2007.  Revenue derived from the automotive industry decreased from 48.5% in the third quarter of 2007 to 46.0% in the fourth quarter of 2007.  The decrease in the percentage of automotive business was predominantly attributable to the Company not renewing certain contracts that did not adequately compensate us for our services.

We do not see indications that our current market environment will improve significantly in the short term and intend to continue to focus on cost control while seeking to mitigate the effect of the continued downward pressure on rates in the freight market.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec.  The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended December 31,		Year Ended December 31,
	2007	2006	2007	2006

Revenue, before fuel surcharge	$84,985,721	$85,329,448	$351,701,108	$351,372,974
Fuel surcharge	17,176,399	11,175,357	57,140,082	48,895,589
	102,162,120	96,504,805	408,841,190	400,268,563

Operating expenses:
Salaries, wages and benefits	34,282,069	30,964,571	135,605,769	127,538,805
Fuel expense	32,077,856	22,865,543	114,241,966	97,286,538
Operating supplies	7,382,804	6,392,783	30,845,136	25,681,683
Rent and purchased transportation	9,472,002	9,919,581	38,717,543	43,844,054
Depreciation and amortization	9,173,789	8,741,648	38,759,047	33,929,107
Operating taxes and license	4,311,350	4,136,560	17,520,558	16,420,587
Insurance and claims	4,305,447	3,879,737	17,590,666	16,388,700
Communications and utilities	799,467	680,825	3,113,378	2,642,420
Other	2,001,685	1,603,327	7,129,738	5,425,503
(Gain) loss on disposition of equipment	(21,267)	(30,607)	(48,449)	47,176
Total operating expenses	103,785,202	89,153,968	403,475,352	369,204,573

Operating (loss) income	(1,623,082)	7,350,837	5,365,838	31,063,990

Other income (expense):
Interest expense	(669,958)	(357,158)	(2,453,090)	(1,474,434)
Other	1,099,384	133,884	1,707,211	447,849

Total other income (expense)	429,426	(223,274)	(745,879)	(1,026,585)

(Loss) income before income taxes	(1,193,656)	7,127,563	4,619,959	30,037,405
Income tax (benefit) expense	(353,747)	2,856,744	1,966,468	12,073,647

Net (loss) income	$(839,909)	$4,270,819	$2,653,491	$17,963,758

Diluted (loss) earnings per share	$(0.08)	$0.41	$0.26	$1.74

Average shares outstanding – Diluted	10,077,287	10,307,929	10,238,706	10,301,806

	Quarter ended December 31,		Year Ended December 31,
Truckload Operations	2007	2006	2007	2006

Total miles	60,311,315	56,978,780	246,800,564	229,809,624
Operating ratio*	102.22%	90.90%	98.56%	90.63%
Empty miles factor	6.71%	6.32%	6.50%	5.86%
Revenue per total mile, before fuel surcharge	$1.28	$1.33	$1.29	$1.34
Total loads	90,688	79,004	355,694	315,379
Revenue per truck per work day	$659	$690	$628	$684
Revenue per truck per week	$3,295	$3,450	$3,140	$3,420
Average company trucks	1,996	1,917	2,027	1,820
Average owner operator trucks	56	44	57	45

Logistics Operations
Total revenue	$7,868,956	$9,521,403	$33,786,056	$42,718,353
Operating ratio	98.84%	95.21%	97.68%	94.99%

	As of December 31,
	2007	2006

Long-term debt to book capitalization	19.58%	10.19%
Shareholders’ equity	$179,376,671	$185,028,065
___________________________________________________________

* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge.  We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.